AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 29, 2007

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ONEBEACON INSURANCE GROUP, LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	98-0503315
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

601 Carlson Parkway
Minnetonka, MN 55305
(952) 852-2431
(Address, including zip code and telephone number, of principal executive offices)

ONEBEACON 2007 LONG-TERM INCENTIVE PLAN

(Full Titles of the Plan)

Jennifer E. Lawrence, Esq.
OneBeacon Insurance Group LLC
One Beacon Lane
Canton, MA 02021
(781) 332-1000
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Class A Common Shares, par value $0.01 per share	15,000,000	$24.425	(2)	$366,375,000	(2)	$11,247.71	(2)

(1)                                  Represents the authorized number of Common Shares as to which equity-based compensation may be granted under the OneBeacon 2007 Long Term Incentive Plan.

 (2)                               Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee have been computed on the basis of the average of the high and low price per common share as reported on the New York Stock Exchange on May 21, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.                  PLAN INFORMATION.

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

ITEM 2.                  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by OneBeacon Insurance Group, Ltd. (the “Registrant”) pursuant to the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated by reference herein and shall be deemed a part hereof:  (1) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Commission on February 28, 2007; (2) the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 filed with the Commission on May 2, 2007; (3) Current Reports on Form 8-K filed with the Commission on February 2, 2007, February 5, 2007, February 22, 2007, February 26, 2007, March 1, 2007, April 3, 2007, and May 2, 2007; and (2) the description of the Registrant’s Common Shares contained in our Registration Statement on Form S-1 (Reg. No. 333-136287), filed pursuant to Section 12 of the Exchange Act with the Securities and Exchange Commission on August 4, 2006, as amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933 (the “Registration Statement”), which description is incorporated herein by reference.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.                  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.                  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.                  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant is a Bermuda exempted limited liability company. Section 98 of the Companies Act 1981 of Bermuda (the “Companies Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

Section 33 of the Registrant’s Bye-laws (the “Bye-laws”) provides that the Registrant will indemnify its officers and directors to the fullest extent possible under the Companies Act.  Without limiting the foregoing, the directors, secretary and other officers (including any alternate director or any person appointed to any committee by the board of directors or any person who is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan)) and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Registrant from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted (actual or alleged) in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Registrant shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Registrant shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of which such person is, or may be, found guilty of fraud or dishonesty.

The Registrant may purchase and maintain insurance to protect itself and any director, officer or other person entitled to indemnification pursuant to the Bye-laws to the fullest extent permitted by law.

All reasonable expenses incurred by or on behalf of any person entitled to indemnification pursuant to Section 33 of the Bye-laws in connection with any proceeding shall be advanced to such person by the Registrant within twenty (20) business days after the receipt by the Registrant of a statement or statements from such person requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding.  Such statement or statements shall reasonably evidence the expenses incurred by such person and, if required by law or requested by the Registrant at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of such person to repay the amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified against such expenses pursuant to the Bye-laws.

The right of indemnification and advancement of expenses provided in the Bye-laws shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of the Bye-laws shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under the Bye-laws and shall be applicable to proceedings commenced or continuing after the adoption of the Bye-laws, whether arising from acts or omissions occurring before or after such adoption.  Any repeal or modification of the foregoing provisions of Section 33 of the Bye-laws shall not adversely affect any right or protection existing at the time of such repeal or modification.

Insurance is maintained on a regular basis against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of the Registrant out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

ITEM 7.                  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.                  EXHIBITS.

EXHIBIT NUMBER	DOCUMENT DESCRIPTION

4.1	Memorandum of Association of OneBeacon Insurance Group, Ltd. (incorporated by reference to Exhibit No. 3.1 of the Form S-1, Registration Statement 333-136287).

4.2	Specimen Class A common share certificate (incorporated by reference to Exhibit 4.1 of the Form S-1, Registration Statement 333-136287).

4.3	OneBeacon 2007 Long-Term Incentive Plan (incorporated by reference to the Company’s Proxy Statement on Schedule 14A filed with the Commission on April 6, 2007).

4.4	Bye-laws of OneBeacon Insurance Group, Ltd. (incorporated by reference to Exhibit 3.2 of the Form S-1, Registration Statement 333-136287).

5.1	Opinion of Conyers Dill & Pearman as to the legality of the securities being issued.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

24	Powers of Attorney (included as part of the signature pages).

ITEM 9.                  UNDERTAKINGS.

(a)           The undersigned registrant hereby undertakes:

(1)                               To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)                 To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high of the estimated maximum range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in “Calculation of Registration Fee” table in the effective registration statement; and
(iii)              To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on May 22, 2007.

ONEBEACON INSURANCE GROUP, LTD.

By	/s/ Ann Marie Andrews
Name: Ann Marie Andrews
Title: Chief Accounting Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of OneBeacon Insurance Group, Ltd., do hereby constitute and appoint each of Paul H. McDonough and Ann Marie Andrews, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney-in-fact and agent may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments and any related registration statement pursuant to Rule 462(b) under the Securities Act of 1933) hereto and we do hereby ratify and confirm all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ T. Michael Miller	Director and Chief Executive Officer (Principal Executive Officer)	May 22, 2007
T. Michael Miller

/s/ Paul H. McDonough	Chief Financial Officer (Principal Financial Officer)	May 22, 2007
Paul H. McDonough

/s/ Ann Marie Andrews	Chief Accounting Officer (Principal Accounting Officer)	May 22, 2007
Ann Marie Andrews

/s/ Paul H. McDonough	Director, Chairman of the Board	May 22, 2007
Lowndes A. Smith*

/s/ Paul H. McDonough	Director	May 22, 2007
Reid T. Campbell*

/s/ Paul H. McDonough	Director	May 22, 2007
Morgan W. Davis*

/s/ Paul H. McDonough	Director	May 22, 2007
David T. Foy*

/s/ Paul H. McDonough	Director	May 22, 2007
Lois W. Grady*

/s/ Paul H. McDonough	Director	May 22, 2007
Richard P. Howard*

/s/ Paul H. McDonough	Director	May 22, 2007
Robert R. Lusardi*

/s/ Paul H. McDonough	Director	May 22, 2007
Kent D. Urness*

/s/ Paul H. McDonough	Director	May 22, 2007
Allan L. Waters*

/s/ Paul H. McDonough	Authorized Representative	May 22, 2007
Paul H. McDonough	in the United States

*By:	/s/ Paul H. McDonough	Attorney-in-fact	May 22, 2007
Paul H. McDonough

EXHIBIT INDEX

EXHIBIT NUMBER	DOCUMENT DESCRIPTION

4.1	Memorandum of Association of OneBeacon Insurance Group, Ltd. (incorporated by reference to Exhibit No. 3.1 of the Form S-1, Registration Statement 333-136287).

4.2	Specimen Class A common share certificate (incorporated by reference to Exhibit 4.1 of the Form S-1, Registration Statement 333-136287).

4.3	OneBeacon 2007 Long-Term Incentive Plan (incorporated by reference to the Company’s Proxy Statement on Schedule 14A filed with the Commission on April 6, 2007).

4.4	Bye-laws of OneBeacon Insurance Group, Ltd. (incorporated by reference to Exhibit 3.2 of the Form S-1, Registration Statement 333-136287).

5.1	Opinion of Conyers Dill & Pearman as to the legality of the securities being issued.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).